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Exhibit 3.2

BYLAWS
OF
EXCO RESOURCES, INC.,
AS AMENDED

ARTICLE I
OFFICES AND AGENT

        1.01    Registered Office and Agent.    The initial registered office of the Corporation and the name of the initial registered agent of the Corporation are as set forth in the Corporation's Articles of Incorporation. The Board of Directors may change the registered office and/or the registered agent of the Corporation, from time to time, in accordance with the provisions of Articles 2.10 and/or 2.10-1 of the Texas Business Corporation Act, as amended (the "TBCA").

        1.02    Other Offices.    The Corporation may also have other offices at such places within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

        2.01    Annual Meetings.    An annual meeting of the shareholders shall be held as determined by the Board of Directors. At each annual meeting the shareholders shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.

        2.02    Call for Special Meetings.    Special meetings of the shareholders, for any purpose or purposes, may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, special meetings of the shareholders may be called by the President, the Board of Directors, or by one or more shareholders, the aggregate of whose shares comprise more than one-half of all shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the subjects stated in the notice of the meeting, unless such notice shall have been waived.

        2.03    Notice.    Unless notice is waived, written or printed notice stating the place, date, and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

        2.04    Quorum.    The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, or by the Articles of Incorporation, or by these Bylaws. Once the presence of a quorum has been confirmed, business may continue notwithstanding any failure to maintain a quorum during the remainder of the meeting.

        2.05    Manner of Acting.    With respect to any matter, other than the election of directors, the affirmative vote of the holders of the majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless the matter is one upon which, by express provision of the TBCA, the Articles of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern.

        Directors shall be elected by a plurality of the votes cast by the holders of shares of the Company's Common stock entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the Articles of Incorporation.

        2.06    Voting.    Unless otherwise provided in the Articles of Incorporation, at every election of directors, each shareholder shall have the right to vote the number of voting shares owned by such shareholder. No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

        2.07    Presiding Officials at Meeting.    Unless some other person or persons are elected by a vote of a majority of the shares present and then entitled to vote at a meeting of shareholders, the President shall preside at, and the Secretary shall prepare minutes of, each meeting of shareholders.

ARTICLE III
DIRECTORS

        3.01    Powers.    The business and affairs of the Corporation shall be managed by its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

        3.02    Number and Election.    The Board of Directors shall consist of not less than one director; no director need be a shareholder or a resident of the State of Texas. The Board of Directors shall determine the number of directors from time to time, and each such determination shall be a continuing determination of the number of directors until a change by the Board of Directors. If the Board of Directors fails to make such a determination, the number of directors shall be the same as the initial Board of Directors set out in the Articles of Incorporation. The directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall hold office until such director's successor shall be elected and shall qualify. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, notwithstanding that the remaining directors constitute less than a quorum of the Board of Directors, or by the holders of a majority of the shares then entitled to vote in election of directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or a special meeting of the shareholders called for that purpose, or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more of the directors by the shareholders, provided that the Board of Directors may not fill more than two such newly-created directorships during the period between any two successive annual meetings of shareholders.

        3.03    Removal.    Any director may be removed, with or without cause, at any duly constituted meeting of shareholders called expressly for that purpose, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

        3.04    Meetings.    Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined by the Board. Special meetings of the Board of Directors may be called by the President on three days' notice to each director, either personally or by mail or telegram. The purpose or purposes of such meeting need not be stated in the notice thereof, except as is specifically provided in section 10.01 hereof.

        3.05    Quorum.    At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed in the manner provided in these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

        3.06    Manner of Acting.    The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

        3.07    Compensation as Directors.    Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        3.08    Executive and Other Committees.    The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors except as may be limited by the Corporation's Articles of Incorporation or the TBCA. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Any committee so established by the Board of Directors shall be comprised of not less than one (1) Director. Regular minutes shall be kept of the proceedings of any committee and a report thereof shall be delivered to the Board of Directors of the Corporation when required.

ARTICLE IV
NOTICES

        4.01    Formalities of Notices.    Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears in the records of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when such notice shall have been deposited in the United States mails as aforesaid.

        4.02    Waiver of Notices.    Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the statutes or the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

ARTICLE V
OFFICERS

        5.01    Officers.    The officers of the Corporation shall include a Chairman of the Board (if the Board of Directors shall determine the election of such officer to be appropriate), a Chief Executive Officer, a President, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint, including but not limited to one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, and one or more Assistant Treasurers and Assistant Secretaries. Any two or more offices may be held by the same person.

        5.02    Election of Officers; Term; Compensation.    The Board of Directors shall elect the officers at its first meeting after each annual meeting of shareholders, or as soon thereafter as conveniently as vacancies may be filled. Each officer of the Corporation shall hold office until such officer's successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Officers need not be a shareholder or a director of the Corporation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer or agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the Chief Executive Officer.

        5.03    Removal.    Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

        5.04    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

        5.05    Chairman of the Board.    The Chairman of the Board (if one be elected and serving) shall have such authority and perform such duties as may be prescribed by the Board of Directors and shall preside at all meetings of shareholders and the Board of Directors.

        5.06    Chief Executive Officer.    The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the supervision of the Chairman of the Board, shall have the general management and control of the Corporation and its subsidiaries (including the right to vote the voting securities of the subsidiaries of the Corporation on behalf of the Corporation). In the absence or inability to act of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Corporation and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that the Chairman of the Board was absent or unable to act.

        5.07    President.    The President, subject to the supervision of the Chairman of the Board and the Chief Executive Officer, shall have general charge, supervision, management and control over the business affairs, properties, operations and employees of the Corporation in the ordinary course of its business. The President shall sign or execute, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, pledges, leases, assignments, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. In the absence or inability to act of the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence that the Chief Executive Officer was absent or unable to act.

        5.08    Vice Presidents.    In the event the Corporation elects or appoints one or more Vice Presidents, each Vice President shall have such power and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman of the Board, the Chief Executive Officer or the President may from time to time delegate. Each Vice President shall (in order of their seniority as determined by the Board of Directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) exercise the powers of the President during the President's absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

        5.09    Secretary and Assistant Secretaries.    The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders, and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall further keep at the Corporation's registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number of shares issued by the Corporation held by each of them. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and all meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman of the Board, the Chief Executive Officer or the President may from time to time delegate.

        5.10    Treasurer and Assistant Treasurers.    In the event the Corporation elects or appoints a Treasurer, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, whenever they may require it, an account of all the Treasurer's transactions and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman of the Board, the Chief Executive Officer or the President may from time to time delegate.

ARTICLE VI
CERTIFICATES REPRESENTING SHARES

        6.01    Delivery, Form and Content.    The Board of Directors shall cause to be delivered to the shareholders certificates in such form as may be determined by the Board of Directors representing all shares to which such shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the person to whom the certificate is issued, the number of shares which such certificate represents, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar, other than the Corporation or an employee of the Corporation, the signature of any officer may be facsimile.

        6.02    Lost Certificates.    The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or such person's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed and/or agree to indemnify the Corporation against any such claim.

        6.03    Transfer.    Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by such person's duly authorized attorney. Upon surrender to the Corporation of the certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        6.04    Record Holder.    The Corporation shall be entitled to treat any person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to the Act) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with statute, or giving proxies with respect to those shares. Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

ARTICLE VII
DIVIDENDS

        7.01    Dividends.    Dividends on the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the statutes and the Articles of Incorporation. The Board of Directors may fix in advance a record date of such dividend, or the Board of Directors may close the share transfer records for such purpose for a period of not more than thirty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date on which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

ARTICLE VIII
ACTION BY CONSENT OR BY CONFERENCE TELEPHONE

        8.01    Director's Action by Consent.    Any action required by the Articles of Incorporation, these Bylaws, or Texas law to be taken at a meeting of the Board of Directors of the Corporation, or any action that may be taken at any such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors.

        8.02    Shareholder's Action by Consent.

          (a)   Action by Unanimous Consent. Any action required by the Articles of Incorporation, these Bylaws, or Texas law to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at any such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

          (b)   Action by Non-Unanimous Consent. In the event the Corporation's Articles of Incorporation so provide, any action required by the Articles of Incorporation, these Bylaws, or Texas law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken, subject to any further statutory requirements, without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

          (c)   Form of Shareholder Consent. Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation as set out below, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the minute books. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the president of the Corporation. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action. If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the Texas Business Corporations Act concerning any vote of shareholders, that written consent and notice thereof has been given in accordance with the provisions of Article 9.10 of the Texas Corporations Act.

        8.03    Actions by Conference Telephone.    Subject to any notice of meeting requirements in these Bylaws or under Texas law, shareholders, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such shareholders, Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of any such meeting shall be promptly prepared by the Secretary of the same, circulated to all members entitled to vote at the meeting (regardless of whether they participated), placed in the regular corporate records containing similar meeting minutes, and called to the attention of such shareholders, Board of Directors, or committee at its next regular meeting.

ARTICLE IX
GENERAL PROVISIONS

        9.01    Seal and Official Records.    The seal of the Corporation, if adopted by the Board of Directors, the share transfer record, the minute book and its financial records shall be of the type determined and established by the Board of Directors and may be changed from time to time in its discretion.

        9.02    Indemnification.    The Corporation shall indemnify any director, officer, or employee or former director, officer, or employee of the Corporation, or any person who may have served at its request as a director, officer, or employee of another Corporation in which it owns shares of stock, or of which it is a creditor, against expenses actually and necessarily incurred by such person and any amount paid in satisfaction of judgments in connection with any action, suit, or proceeding, whether civil or criminal in nature, in which such person was, is, or is threatened of being made a named defendant or respondent by reason of being or having been such a director, officer, or employee (whether or not a director, officer, or employee at the time such costs or expenses are incurred by or imposed upon such person) as is required by Article 2.02-1 of the Texas Business Corporation Act, and may indemnify any such person against and for any such expenses or cost and may advance expenses to any such person as is permitted and according to the terms of such Article.

        9.03    Invalid Provisions.    If any part of these Bylaws shall be held invalid or inoperative, for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

        9.04    Headings.    The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

ARTICLE X
AMENDMENTS

        10.01    Alteration, Amendment or Repeal.    Unless otherwise provided in the Articles of Incorporation, the power to alter, amend or repeal these Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors. The Board of Directors may make such alteration, amendment or repeal at any meeting at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting (or such notice shall have been waived).

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  Exhibit 3.2
BYLAWS OF EXCO RESOURCES, INC., AS AMENDED
ARTICLE I OFFICES AND AGENT
ARTICLE II MEETINGS OF SHAREHOLDERS
ARTICLE III DIRECTORS
ARTICLE IV NOTICES
ARTICLE V OFFICERS
ARTICLE VI CERTIFICATES REPRESENTING SHARES
ARTICLE VII DIVIDENDS
ARTICLE VIII ACTION BY CONSENT OR BY CONFERENCE TELEPHONE
ARTICLE IX GENERAL PROVISIONS
ARTICLE X AMENDMENTS